UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.)

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☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☐	Definitive Information Statement

BREWBILT BREWING COMPANY

(Name of Registrant as Specified In Its Charter)

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BREWBILT BREWING COMPANY
175 Joerschke Dr., Ste. A
Grass Valley, CA 95945

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the stockholders of BrewBilt Brewing Company, a Florida corporation (the “Company” “we,” “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 607.0704 of the Florida Business Corporation Act:

●	The approval of an amendment to the Articles of Incorporation, increasing our authorized shares of common stock from 1,000,000,000 shares to 2,000,000,000 shares.

The action will become effective on or about the 20th day after the definitive information statement is mailed to our stockholders.

Stockholders are hereby further notified that we previously increased our authorized shares of common stock to (i) 500,000,000 shares pursuant to Articles of Amendment we filed with the Department of State of the State of Florida on August 11, 2021, and (ii) to 1,000,000,000 shares pursuant to Articles of Amendment we filed with the Department of State of the State of Florida on August 27, 2021.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
Jef Lewis
Chief Executive Officer
__________ __, 2021

BREWBILT BREWING COMPANY
175 Joerschke Dr., Ste. A
Grass Valley, CA 95945

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting described in this information statement.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 1,000,000,000, par value $.0001 per share to 2,000,000,000 par value $.0001 per share. We previously increased our authorized shares of common stock to (i) 500,000,000 shares, par value $0.0001 per share, pursuant to Articles of Amendment we filed with the Department of State of the State of Florida on August 11, 2021, and (ii) to 1,000,000,000 shares, par value $0.0001 per share, pursuant to Articles of Amendment we filed with the Department of State of the State of Florida on August 27, 2021.

How many shares of voting stock were outstanding on the date the action was approved?

On September 2, 2021, the date we received the consent of the holders of a majority of the voting power of our stockholders, there were 93,872,024 shares of common stock outstanding, 31,458 shares of our Series A Preferred Stock outstanding, and 1,500 shares of our Series B Preferred Stock outstanding. The Series A Preferred Stock is non-voting. Each share of Series B Preferred Stock has the right to cast a number of votes equal to the votes of all of the shares of our outstanding common stock with respect to any and all matters presented to the holders of common stock for their action.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

We obtained the approval of Jeffrey Lewis, our Chief Executive Officer; Bennett Buchanan, a director of ours, Samuel Berry, our Chief Operations Officer; and Richard Hylen, our Chairman of the Board, to the actions described in the Information Statement. Messrs. Lewis, Berry and Hylen collectively hold 102,369 shares of our common stock, and all 1,500 shares of our Series B Preferred Stock, or approximately 99% of the voting power of our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Information Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 1,000,000,000 TO 2,000,000,000

Our Board of Directors and the holders of a majority of the voting power of our stockholders have approved an amendment to our Articles of Incorporation to increase our authorized shares of common stock from 1,000,000,000 shares to 2,000,000,000 shares. The increase in our authorized shares of common stock will become effective upon the filing of the Amendment with the Department of State of the State of Florida. We will file the amendment to our Articles of Incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

The form of the Articles of Amendment to be filed with the Department of State of the State of Florida is set forth as Appendix A to this Information Statement.

Outstanding Shares and Purpose of the Amendment

Our Articles of Incorporation currently authorize us to issue a maximum of 1,000,000,000 shares of common stock. As of September 2, 2021, we had 93,872,024 shares of common stock issued and outstanding, and 31,458 shares of Series A Preferred Stock convertible into approximately 333,852,687 shares of common stock. In addition, we have entered into a series of financing transactions which require us to maintain a reserve of shares for conversions of outstanding debt and exercise of warrants which are at multiples of the number of shares from time to time issuable thereunder. Furthermore, in order to obtain future financings, we will be required to have additional authorized and unissued shares reserved for issuance.

Outstanding Convertible Notes

Our outstanding convertible notes are convertible into common stock based upon a discount to the market price of our common stock at the time of conversion. Therefore, the number of shares into which the notes are convertible varies with the market price of our common stock. The total principal and interest amount of our convertible notes as of September 1, 2021 was approximately $914,601. Amounts outstanding under our convertible notes convert into shares of common stock at fluctuating prices equal to our recent market price at the time of conversion, discounted by thirty nine percent (39%) to forty five percent (45%) (depending on the terms of the particular convertible note).

The following table summarizes the number of shares of comment stock that could be issued upon conversion of our outstanding convertible notes as of September 2, 2021, based upon a reasonable range of the recent market price of $0.028 per share:

Number of Shares
25% below the recent market price	112,852,324
50% below the recent market price	142,832,914
75% below the recent market price	232,774,684

Effects of the Increase in Authorized Common Stock

In the event of conversions of outstanding debt and exercise of warrants and the resulting increase in outstanding shares of Common Stock, the additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although debt conversions, warrant exercises and the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock pursuant to the conversions of outstanding debt and exercise of warrants, among others (other than by way of a stock split or dividend), would have the effect of diluting existing stockholders.

At present, the Board of Directors has no specific plans to issue the additional shares of Common Stock authorized by the Amendment (except upon conversions of outstanding debt and exercise of warrants by our lenders). However, the Company anticipates that some of these additional shares will be used in the future for various purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the Board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at the Company), stockholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which stockholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table and footnotes thereto sets forth information regarding the number of shares of common stock beneficially owned by (i) each director and named executive officer of our company, (ii) each person known by us to be the beneficial owner of 5% or more of its issued and outstanding shares of common stock, and (iii) all named executive officers and directors of the Company as a group. In calculating any percentage in the following table of common stock beneficially owned by one or more persons named therein, the following table assumes 93,872,024 shares of common stock issued and outstanding. Unless otherwise further indicated in the following table, the persons and entities named in the following table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name, subject to community property laws, where applicable. Unless as otherwise indicated in the following table and/or the footnotes thereto, the address of each person beneficially owning in excess of 5% of the outstanding common stock named in the following table is: 175 Joerschke Dr., Ste. A, Grass Valley, CA 95945.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)
Named Executive Officers and Directors
Richard Hylen(2)	65,338,318	4.99	% (2)
Jeffrey Lewis(3)	986,976	1.0%
Samuel Berry(4)	2,960,929	3.1%
Bennett Buchanan(5)	986,976	1.0%
Executive Officers and Directors as a Group (3 Persons) (6)	70,273,199	4.99
5% Beneficial Holders
N/A

*	Less than one percent.

(1)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the above table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this report.

(2)	Includes 65,235,949 shares of Common Stock issuable upon conversion of 6,147 shares of Series A Preferred Stock, subject to a limitation under which a holder of Series A Preferred Stock may not convert such shares into more than 4.99% of the Company’s outstanding shares of Common Stock. Mr. Hylen also holds 1,000 shares of Series B Preferred Stock, each of which entitles him to cast a number of votes equal to the votes of all of our outstanding shares of common stock. When the 1,000 shares of Series B Preferred Stock are taken into account, Mr. Hylen accounts for more than 66% of the voting power of the Company’s outstanding shares of capital stock.

(3)	Consists of shares of Common Stock issuable upon conversion of 93 shares of Series A Preferred Stock. Mr. Lewis also holds 500 shares of Series B Preferred Stock, each of which entitles him to cast four times the votes of all of our outstanding shares of common stock. When the 500 shares of Series B Preferred Stock are taken into account, Mr. Lewis accounts for more than 33% of the voting power of the Company’s outstanding shares of capital stock.

(4)	Consists of shares of Common Stock issuable upon conversion of 279 shares of Series A Preferred Stock.

(5)	Consists of shares of Common Stock issuable upon conversion of 93 shares of Series A Preferred Stock.

(6)	See Notes (1) through (5) above.

DISSENTER’S RIGHTS

Under the Florida Business Corporation Act, holders of shares of common stock are not entitled to dissenters’ rights with respect to the Amendment, and we will not independently provide holders with any such right.

INTEREST OF CERTAIN PERSONS IN THE AMENDMENTS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Amendment which is not shared by all other holders of the shares of our common stock.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

	By	Order of the Board of Directors
Jef Lewis
Chief Executive Officer
_____ __, 2021

Appendix A

BREWBILT BREWING COMPANY

ARTICLES OF AMENDMENT
TO THE ARTICLES OF INCORPORATION

The Articles of Incorporation, as amended, of BrewBilt Brewing Company, a Florida corporation (the “Corporation”), are hereby amended pursuant to the provisions of Sections 607.1003 and 607.1006 of the Florida Business Corporation Act, and such amendments are set forth below:

1.	Name of Corporation: BrewBilt Brewing Company.

2.	Section 1 of Article IV of the Corporation’s Articles of Incorporation is hereby amended and restated in its entirety to read as follows:

“Section 1. Authorized Capital Stock. The aggregate number of shares which the corporation is authorized to issue is 2,010,105,000 shares, consisting of (i) 2,000,000,000 shares of Common Stock, $.0001 par value per share, and (ii) 10,105,000 shares of Preferred Stock, par value $0.0001 per share, which Preferred Stock includes 100,000 shares designated as “Series A Preferred Stock” (the “Series A Preferred”), and 5,000 shares designated as “Series B Preferred Stock” (the “Series B Preferred”). ”

3.	The foregoing amendment was duly adopted by the Board of Directors and stockholders of the Corporation on September 2, 2021.

4.	The number of vote cast for the foregoing amendment above by the shareholders was sufficient for its approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment, effective as of this __ day of _____, 2021.

BREWBILT BREWING COMPANY

By:
Name: Jef Lewis
Title: Chief Executive Officer